DATED             19 May 2006

ASPEN INSURANCE UK SERVICES LIMITED (1)

ASPEN INSURANCE HOLDINGS LIMITED (2)

and

SARAH ANN DAVIES (3)

COMPROMISE AGREEMENT

LeBoeuf, Lamb, Greene & MacRae
1 Minster Court
Mincing Lane
London EC3R 7YL

Tel: +44 (0)20 7459 5000
Fax: +44 (0)20 7459 5099
www.llgm.com

THIS AGREEMENT is made as of the 19 day of May 2006

BETWEEN:

(1)	ASPEN INSURANCE UK SERVICES LIMITED, (Registered in England No. 1184193), 30 Fenchurch Street, London EC3M 3BD, England (formerly known as Wellington Re Services Limited) (the ‘‘Company’’);

(2)	ASPEN INSURANCE HOLDINGS LIMITED incorporated in the Islands of Bermuda whose registered office is at Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda (‘‘Holdings’’); and

(3)	SARAH ANN DAVIES of Hollybush Cottages, 1 Hollybush Lane, Bendish, Whitwell, Hertfordshire SG4 8JB (hereinafter referred to as the ‘‘Executive’’).

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1    In this Agreement:

1.2	‘‘Group Company’’ shall mean any holding company of the Company from time to time and any subsidiary of the Company or of any such holding company from time to time. The terms ‘‘holding company’’ and ‘‘subsidiary’’ shall have the meanings ascribed to them by Section 736 of the Companies Act 1985, as amended; and

1.3	‘‘Service Agreement’’ shall mean the service agreement entered into between the Executive, Holdings and the Company dated 24 September 2004, as subsequently amended.

2.	ROLE CHANGE DATE AND HAND-OVER

2.1	Subject to the provisions of Clause 2.2 below, the Executive’s employment as Chief Operating Officer with the Company and Holdings will end on 31st May 2006 (the ‘‘Role Change Date’’); immediately thereafter, and subject to the terms hereunder, the Executive will be employed by the Company and Holdings as Director of Research and Development and Business Change. For the avoidance of doubt, the provisions of this Clause 2.1 will not apply in the event that the circumstances provided for in Clause 2.2 below occur.

2.2	In the event that:

(i)	the Executive gives to, or receives from the Company or Holdings, 60 days' notice of termination of her employment; and

(ii)	the expiry of such notice will result in the Executive's employment with the Company and Holdings terminating prior to or on 31st May 2006 (the ‘‘Early Termination Date’’)

the Executive's employment with the Company and Holdings will terminate with effect from the Early Termination Date.

2.3	Payment of the Compensation Sum (as defined below) will be conditional upon the Executive entering into a service agreement (effective 1st June 2006) in the terms set out in Appendix B hereunder (the ‘‘Director of R&D Agreement’’).

2.4	During the course of the Executive’s employment, the Executive hereby agrees to provide the Company with reasonable assistance and co-operation in effecting a handover of the duties of Chief Operating Officer to a replacement nominated by the Company subject to the Company having appointed a replacement Chief Operating Officer and the Company providing such appropriate facilities and resources as are necessary to enable the Executive to comply with the requirements herein.

3.	PAYMENT OF SALARY ETC

The Company will continue to provide the Executive with her salary and all other contractual benefits up to the Role Change Date in the normal way. Within 14 days of the Role Change Date the Company will also pay the Executive in respect of her accrued but untaken holiday (less such deductions for income tax and national insurance as are required by law).

4.	COMPENSATION PAYMENTS

4.1	Subject to receipt by the Company of a copy of this Agreement signed by the Executive and the attached certificate signed by the Executive’s legal adviser together with a copy of the Director of R&D Agreement signed by the Executive, the Company will:

(a)	pay the Executive the sum of £67,810 as compensation in respect of her change of duties (the ‘‘Compensation Sum’’); and

(b)	subject to HM Revenue & Customs limits and the rules of the Aspen UK Pension Plan (the ‘‘Pension Scheme’’) within 14 days of the date of this Agreement pay the sum of £182,190 into the Pension Scheme in order to provide additional benefits for the Executive (the ‘‘Pension Payment’’). If any part of the payment referred to in this Clause 4.1(b) cannot be made into the Pension Scheme within 30 days of the date of this Agreement, the Company will increase the Compensation Sum payable under Clause 4.1(a) by an amount equal to the Pension Payment or that part of it that has not been made into the Pension Scheme but subject to the deduction of such tax as the Company is by law obliged to deduct and shall make payment of that amount to the Executive within 14 days thereafter.

4.2	In the event that the Executive's employment with the Company and Holdings terminates prior to or on the Early Termination Date (as set out in Clause 2.2 above), subject to receipt by the Company of a copy of a compromise agreement in the form attached at Annex C to this Agreement (except to the extent that a change in law requires modification to such agreement) (the ‘‘Second Compromise Agreement’’) signed by the Executive and the attached certificate signed by the Executive’s legal adviser the Company will pay the Executive the additional sum of £513,032 as compensation for the termination of her employment (the ‘‘Severance Payment’’).

4.3	The Compensation Sum will be paid subject to the deduction of income tax and employee National Insurance Contributions except as to the first £30,000 of the Compensation Sum, which the Company understands may be paid free of tax (but gives no guarantee or warranty to that effect) in accordance with sections 401-403, Income Tax (Earnings and Pensions) Act 2003.

4.4	The Severance Payment will be paid subject to such deductions for income tax and national insurance as are required by law.

4.5	The Compensation Sum will be paid to the Executive within 14 days of the date of signature by her of this Agreement and signature by her legal adviser of the attached certificate and receipt by the Company of a copy (signed by the Executive) of the Director of R&D Agreement. Payment will be made either by transfer to the Executive’s bank account or by transfer to another account or fund designated by the Executive.

4.6	The Severance Payment will be paid to the Executive within 14 days of the Early Termination Date subject to signature by her of the Second Compromise Agreement and signature by her legal adviser of the certificate attached to the Second Compromise Agreement. Payment will be made either by transfer to the Executive’s bank account or by transfer to another account or fund designated by the Executive.

4A	FOUNDER OPTIONS

On the date of this Agreement the Company shall deliver to the Executive a letter in the form set out in Appendix D hereunder, signed for and on behalf of the Company.

5.	WAIVER OF CLAIMS

5.1	The Executive represents and warrants that:

(a)	she has instructed the Adviser who is referred to in Clause 7 below to advise whether she has or may have any Statutory Claims (as defined in paragraph 5.5) against the Company, any Group Company, or any of its or their officers, employees or shareholders, arising out of or in connection with her employment with the Company up to the date of this Agreement or her change in duties on the Role Change Date; and

(b)	to the best of her knowledge and belief she has provided the Adviser with whatever information is in her possession to enable the Adviser to advise whether she has or may have any such Statutory Claims; and

(c)	she, having had legal advice from the Adviser, may have, in addition or alternative to a Statutory Claim, a claim for breach of contract, wrongful dismissal, unlawful deductions from wages, unfair dismissal and sex discrimination against the Company, any Group Company, or its or their officers, employees or shareholders arising in the period prior to the date of this Agreement or out of her change in duties on the Role Change Date (the Alleged Claims); and

(d)	she, having had legal advice from the Adviser, has no Statutory Claims other than those referred to in Clause 5.1(c) against the Company, any Group Company, or its or their officers, employees or shareholders, arising out of or in connection with her employment with the Company up to the date of this Agreement or her change in duties on the Role Change Date.

5.2	The Alleged Claims are hereby unconditionally and irrevocably waived by the Executive and will not be repeated, referred to or pursued either by the Executive or by anyone else on her behalf.

5.3	The Executive accepts the payments under Clause 4 above in full and final settlement of:

(a)	the Alleged Claims; and

(b)	all other claims and rights of action (whether under common law or otherwise) in any jurisdiction in the world, howsoever arising, (including but not limited to contractual claims, breach of contract and tort) which the Executive (or anyone on her behalf) has against the Company, any Group Company, or its or their officers, employees or shareholders, arising from or connected with the Executive's employment by the Company up to the date of this Agreement and her change in duties on the Role Change Date and any other matter concerning the Company or any Group Company arising out of her employment up to the date of this Agreement whether such claims are known or unknown to the Parties and whether or not they are or could be in the contemplation of the Parties at the signature of this Agreement;

with the exception that Clauses 5.1 and 5.3 shall not apply to:

(i)	any pension rights or pension benefits or unpaid pension contributions which have accrued to the Executive up to the date of this Agreement; and

(ii)	any personal injury claims relating to the Executive but not for any claims of compensation or damages for personal injury which may be brought pursuant to discrimination legislation; and

(iii)	any rights, claims or benefits relating to those share options granted to the Executive on 20th August 2003 (the ‘‘Founder Options’’); and

(iv)	any claim to enforce the terms of this Agreement.

5.4	The Executive warrants that she is not aware of any personal injury claim whatsoever (or any circumstances which may give rise to one) subsisting at the date of this Agreement.

5.5	A Statutory Claim for the purposes of this Clause 5 means any claim for or relating to unfair dismissal, a statutory redundancy payment, equal pay, sex, race or disability discrimination, working time, unauthorised deduction from wages, unlawful detriment on health and safety grounds, a protective award, minimum wage, data protection, part-time work, flexible workings information and consultation or any other statutory employment rights which the Executive, (or anyone on her behalf), has or may have under the Employment Rights Act 1996, the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Working Time Regulations 1998, the Trade Union and Labour Relations (Consolidation) Act 1992, the Public Interest Disclosure Act 1998, the National Minimum Wage Act 1998, the Data Protection Act 1998, the Employment Relations Act 1999, Transnational Information and Consultation of Employees Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Act 2002, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Act 2002 (Dispute Resolution) Regulations 2004, Information and Consultation of Employees Regulations 2004, and any Treaty, Directive, Regulation or Recommendation of the European Union relating to employment rights.

5.6	It is a fundamental term of this Agreement that the payments under Clause 4 above are conditional on the Executive refraining from issuing or pursuing any type of employment related proceedings in respect of the Alleged Claims, any other Statutory Claim or any other contractual or common law claim howsoever arising in respect of the period up to the date of this Agreement or the Executive’s change of duties on the Role Change Date (with the exception of any claim for accrued pension rights or pension benefits or unpaid pension contributions, or for personal injury but not any claim for compensation or damages which may be brought pursuant to discrimination legislation, or in respect of the Executive’s Founder Options or to enforce the terms of this Agreement), against the Company, any Group Company, or its or their officers, employees or shareholders and whether in an Employment Tribunal, the High Court, a County Court or otherwise.

6.	CONFIRMATION OF NO BREACHES

The Executive confirms and warrants to the Company that o the best of her knowledge and belief she has not at any time during her employment committed a fundamental breach of the terms of the Service Agreement.

7.	LEGAL ADVICE

7.1	The Executive confirms that she advice from Mark Watson of Fox Williams solicitors, Ten Dominion Street, London EC2M 2EE, a relevant independent adviser for the purposes of section 203 of the Employment Rights Act 1996, as to the terms and effect of this Agreement and, in particular, its effect on her ability to pursue her rights before an employment tribunal. The Executive will procure that her legal adviser signs the attached legal adviser’s certificate, which forms part of this Agreement.

7.2	The Company agrees to contribute up to £30,000, (inclusive of disbursements, but exclusive of VAT) towards the Executive's legal expenses incurred exclusively in connection with obtaining legal advice on the change to her duties and the terms of this Agreement. This sum will be paid direct to the Advisor within 28 days of receipt by the Company of an invoice addressed to the Executive and marked payable by the Company.

8.	SATISFACTION OF STATUTORY CONDITIONS

8.1	This Agreement satisfies the conditions for regulating compromise agreements under Section 203 of the Employment Rights Act 1996, Regulation 35 of the Working Time Regulations 1998, Section 77 of the Sex Discrimination Act 1975, Section 72 of the Race Relations Act 1976, Section 9 of the Disability Discrimination Act 1995, Regulation 9 of the

Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, Regulation 10 of the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Section 49 of the National Minimum Wage Act 1998, Paragraph 2(2) of Schedule 4 to the Employment Equality (Religion or Belief) Regulations 2003 and Paragraph 2(2) of Schedule 4 to the Employment Equality (Sexual Orientation) Regulations 2003.

8.2	The Executive is aware of her rights under the Employment Rights Act 1996, the Working Time Regulations 1998, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the National Minimum Wage Act 1998, the Employment Equality (Religion or Belief) Regulations 2003 and the Employment Equality (Sexual Orientation) Regulations 2003 and has informed the Company of any and all claims that she might seek to bring arising from her employment to the date of this Agreement or her change in duties. This Agreement relates to her claims for breach of contract, unfair dismissal, sex discrimination, race discrimination, disability discrimination, sexual orientation discrimination, religion or belief discrimination, any claim under the Working Time Regulations 1998, any claim under the National Minimum Wage Act 1998, the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002 or any claim for unlawful deductions from wages under the Employment Rights Act 1996.

9.	CONFIDENTIALITY

9.1	Save by reason of any legal obligation or to enforce the terms of this Agreement, the Executive will not make any derogatory or disparaging comments about the Company, any Group Company or any of its or their shareholders, directors, officers, employees or agents.

9.2	Save by reason of any legal obligation or to enforce the terms of this Agreement, the Company (for and on behalf of itself and any Group Company) will not make or cause to be made or publish or cause to be published nor authorise, facilitate or condone and will use its reasonable endeavours to procure that its directors, officers, employees or agents will not make or cause to be made nor authorise, facilitate or condone any derogatory or disparaging comments about the Executive.

10.	NO ADMISSION OF LIABILITY

This Agreement is made without any admission on the part of the Company or any Group Company that it has or they have in any way breached any law or regulation or that the Executive has any claims against the Company or any Group Company.

11.	TAX INDEMNITY

The Executive hereby agrees to be responsible for the payment of any tax and employee’s national insurance contributions imposed by any competent taxation authority in respect of any of the payments and benefits provided under this Agreement (other than for the avoidance of doubt, any tax and/or employee’s national insurance contributions deducted or withheld by the Company in paying the sums to the Executive). The Executive further agrees to indemnify the Company and all Group Companies and keep them indemnified on an ongoing basis against any claim or demand which is made by any competent taxation authority against the Company or any Group Company in respect of any liability of the Company or any Group Company to deduct an amount of tax or an amount in respect of tax or any employee’s national insurance contributions from the payments made and benefits provided under this Agreement, including any related interest or penalties imposed by any competent taxation authority save where such interest or penalties arise out of the delay, error or default of the Company or any Group Company or of its or their failure to account to HM Revenue & Customs for deductions which have been made. The Company will forthwith upon receipt by it or any Group Company of any request for payment, assessment, demand or other notification of liability or potential liability to tax or National Insurance contributions interest or penalties, or it or they otherwise becoming aware of any circumstances which may give rise to a claim under this indemnity forward such request, assessment, demand or notification or notify such circumstances to the Executive and shall thereafter take such action in relation thereto as the Executive may require and shall co-operate so far as reasonable in any challenge which the Executive may pursue to such request, assessment, demand, notification or circumstances.

12.	THIRD PARTY RIGHTS

Notwithstanding the Contracts (Rights of Third Parties) Act 1999 this Agreement may be varied by agreement between the Executive and the Company.

13.	APPLICABLE LAW

This Agreement is subject to English law and the exclusive jurisdiction of the English courts.

/s/ Sarah Ann Davies

Sarah Ann Davies

19 May 2006

dated

/s/ Christopher O’Kane

For and on behalf of Aspen Insurance UK Services Limited

19 May 2006

dated

/s/ Christopher O’Kane

For and on behalf of Aspen Insurance Holdings Limited

19 May 2006

dated

APPENDIX A

LEGAL ADVISER’S CERTIFICATE

I, Mark Watson of Fox Williams solicitors, Ten Dominion Street, London EC2M 2EE hereby confirm to Aspen Insurance UK Services Limited that I am an independent adviser for the purposes of section 203 of the Employment Rights Act 1996 and that I have advised Sarah Ann Davies as to the terms and effect of this Agreement and its effect on her ability to pursue her rights before an employment tribunal. There was in force, when such advice was given, a policy of insurance covering the risk of a claim by Sarah Ann Davies in respect of loss arising in consequence of such advice, disregarding any uninsured deductible or excess.

Mark Watson

dated

APPENDIX B

[Director of R&D Agreement]

APPENDIX C

Second Compromise Agreement

THIS AGREEMENT is made as of the             day of                 2006

BETWEEN:

(1)	ASPEN INSURANCE UK SERVICES LIMITED, (Registered in England No. 1184193), 100 Leadenhall Street, London EC3A 3DD, England (formerly known as Wellington Re Services Limited) (the ‘‘Company’’);

(2)	ASPEN INSURANCE HOLDINGS LIMITED incorporated in the Islands of Bermuda whose registered office is at Cedar Avenue, Hamilton, Bermuda (‘‘Holdings’’); and

(3)	SARAH ANN DAVIES of Hollybush Cottages, Bendish, Whitwell, Hertfordshire SG4 8JB (hereinafter referred to as the ‘‘Executive’’).

IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement:

1.2	‘‘Group Company’’ shall mean any holding company of the Company from time to time and any subsidiary of the Company or of any such holding company from time to time. The terms ‘‘holding company’’ and ‘‘subsidiary’’ shall have the meanings ascribed to them by Section 736 of the Companies Act 1985, as amended;

1.3	‘‘Service Agreement’’ shall mean the service agreement entered into between the Executive, Holdings and the Company dated 24 September 2004, as subsequently amended;

1.4	‘‘Severance Payment’’ shall mean the sum of £513,032 payable under the terms of Clause 4.2 of the compromise agreement between the Executive and the Company and Holdings, dated [insert date]; and

1.5	‘‘Termination Date’’ shall mean [insert date].

2.	TERMINATION DATE

2.1	The Executive’s employment with the Company and Holdings terminated with effect from the Termination Date.

2.2	The Company will continue to provide the Executive with her salary and all other contractual benefits up to the Termination Date in the normal way. Within 14 days of the Termination Date the Company will also pay the Executive in respect of her accrued but untaken holiday (less such deductions for income tax and national insurance as are required by law).

3.	WAIVER OF CLAIMS

3.1    The Executive represents and warrants that:

(a)	she has instructed the Adviser who is referred to in Clause 5 below to advise whether she has or may have any Statutory Claims (as defined in paragraph 3.5) against the Company, any Group Company, or any of its or their officers, employees or shareholders, arising out of or in connection with her employment by the Company or the termination thereof; and

(b)	to the best of her knowledge and belief she has provided the Adviser with whatever information is in her possession to enable the Adviser to advise whether she has or may have any such Statutory Claims; and

(c)	she, having had legal advice from the Adviser, may have, in addition or alternative to a Statutory Claim, a claim for breach of contract, wrongful dismissal, unlawful deductions from wages, unfair dismissal and sex discrimination against the Company, any Group Company, or its or their officers, employees or shareholders in connection with her employment with the Company or the termination thereof (the Alleged Claims); and

(d)	she, having had legal advice from the Adviser, has no Statutory Claims other than those referred to in Clause 5.1(c) against the Company, any Group Company, or its or their officers, employees or shareholders, arising out of or in connection with her employment with the Company or the termination thereof.

3.2	The Alleged Claims are hereby unconditionally and irrevocably waived by the Executive and will not be repeated, referred to or pursued either by the Executive or by anyone else on her behalf.

3.3	The Executive accepts the Severance Payment in full and final settlement of:

(a)	the Alleged Claims; and

(b)	all other claims and rights of action (whether under common law or otherwise) in any jurisdiction in the world, howsoever arising, (including but not limited to contractual claims, breach of contract and tort) which the Executive (or anyone on her behalf) has against the Company, any Group Company, or its or their officers, employees or shareholders, arising from or connected with the Executive's employment by the Company or the termination thereof and any other matter concerning the Company or any Group Company whether such claims are known or unknown to the Parties and whether or not they are or could be in the contemplation of the Parties at the signature of this Agreement;

with the exception that Clauses 3.1 and 3.3 shall not apply to:

(i)	any pension rights or pension benefits or unpaid pension contributions which have accrued to the Executive up to the Termination Date; and

(ii)	any personal injury claims relating to the Executive but not for any claims of compensation or damages for personal injury which may be brought pursuant to discrimination legislation; and

(iii)	any rights, claims or benefits relating to those share options granted to the Executive on 20th August 2003 (the ‘‘Founder Options’’); and

(iv)	any claim to enforce the terms of this Agreement.

3.4	The Executive warrants that she is not aware of any personal injury claim whatsoever (or any circumstances which may give rise to one) subsisting at the Termination Date.

3.5	A Statutory Claim for the purposes of this Clause 3 means any claim for or relating to unfair dismissal, a statutory redundancy payment, equal pay, sex, race or disability discrimination, working time, unauthorised deduction from wages, unlawful detriment on health and safety grounds, a protective award, minimum wage, data protection, part-time work, flexible workings information and consultation or any other statutory employment rights which the Executive, (or anyone on her behalf), has or may have under the Employment Rights Act 1996, the Equal Pay Act 1970, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Transfer of Undertakings (Protection of Employment) Regulations 1981, the Working Time Regulations 1998, the Trade Union and Labour Relations (Consolidation) Act 1992, the Public Interest Disclosure Act 1998, the National Minimum Wage Act 1998, the Data Protection Act 1998, the Employment Relations Act 1999, Transnational Information and Consultation of Employees Regulations 1999, the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed-term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the Employment Act 2002, the Employment Equality (Sexual Orientation) Regulations

2003, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Act 2002 (Dispute Resolution) Regulations 2004, Information and Consultation of Employees Regulations 2004, and any Treaty, Directive, Regulation or Recommendation of the European Union relating to employment rights.

4.	CONFIRMATION OF NO BREACHES

The Executive confirms and warrants to the Company that to the best of her knowledge and belief she has not at any time during her employment committed a fundamental breach of the terms of the Service Agreement.

5.	LEGAL ADVICE

5.1	The Executive confirms that she has received advice from [insert name] of [insert firm], a relevant independent adviser for the purposes of section 203 of the Employment Rights Act 1996, as to the terms and effect of this Agreement and, in particular, its effect on her ability to pursue her rights before an employment tribunal. The Executive will procure that her legal adviser signs the attached legal adviser’s certificate, which forms part of this Agreement.

6.	SATISFACTION OF STATUTORY CONDITIONS

6.1	This Agreement satisfies the conditions for regulating compromise agreements under Section 203 of the Employment Rights Act 1996, Regulation 35 of the Working Time Regulations 1998, Section 77 of the Sex Discrimination Act 1975, Section 72 of the Race Relations Act 1976, Section 9 of the Disability Discrimination Act 1995, Regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, Regulation 10 of the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, Section 49 of the National Minimum Wage Act 1998, Paragraph 2(2) of Schedule 4 to the Employment Equality (Religion or Belief) Regulations 2003 and Paragraph 2(2) of Schedule 4 to the Employment Equality (Sexual Orientation) Regulations 2003.

6.2	The Executive is aware of her rights under the Employment Rights Act 1996, the Working Time Regulations 1998, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Disability Discrimination Act 1995, the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, the National Minimum Wage Act 1998, the Employment Equality (Religion or Belief) Regulations 2003 and the Employment Equality (Sexual Orientation) Regulations 2003 and has informed the Company of any and all claims that she might seek to bring in connection with her employment with the Company or the termination thereof. This Agreement relates to her claims for breach of contract, unfair dismissal, sex discrimination, race discrimination, disability discrimination, sexual orientation discrimination, religion or belief discrimination, any claim under the Working Time Regulations 1998, any claim under the National Minimum Wage Act 1998, the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002 or any claim for unlawful deductions from wages under the Employment Rights Act 1996.

7.	POST-TERMINATION RESTRAINTS

7.1	The Executive acknowledges that the provisions of Clause 11 (Confidentiality) and Clause 14 (Restrictive Covenants) of the Service Agreement will (subject always to the provisions of Clause 7.2 below and to the extent that they are applicable in the circumstances of the termination of the Executive’s employment with the Company) remain in full force and effect despite the termination of her employment.

7.2	Notwithstanding the provisions of Clause 7.1 above, the restrictions contained in Clause 14.4 of the Service Agreement will be limited to the Executive covenanting with the Company that she will not, for the period of 12 months after the termination of her employment, be employed, engaged, interested in or concerned with any business or undertaking which is engaged, interested in or concerned with any business or undertaking which is headquartered in Bermuda and is itself engaged, interested in or concerned with property or casualty insurance or reinsurance, whose shares are listed on the New York Stock Exchange or NASDAQ.

8.	NO ADMISSION OF LIABILITY

This Agreement is made without any admission on the part of the Company or any Group Company that it has or they have in any way breached any law or regulation or that the Executive has any claims against the Company or any Group Company.

9.	APPLICABLE LAW

This Agreement is subject to English law and the exclusive jurisdiction of the English courts.

Sarah Ann Davies

dated

For and on behalf of Aspen Insurance UK Services Limited

dated

For and on behalf of Aspen Insurance Holdings Limited

dated

SCHEDULE TO APPENDIX C

LEGAL ADVISER’S CERTIFICATE

I, [name of solicitor] of [address of firm] hereby confirm to Aspen Insurance UK Services Limited that I am an independent adviser for the purposes of section 203 of the Employment Rights Act 1996 and that I have advised Sarah Ann Davies as to the terms and effect of this Agreement and its effect on her ability to pursue her rights before an employment tribunal. There was in force, when such advice was given, a policy of insurance covering the risk of a claim by Sarah Ann Davies in respect of loss arising in consequence of such advice, disregarding any uninsured deductible or excess.

[name of adviser]

dated

APPENDIX D

Side letter re Founder Options [2006]